SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
September 5, 2003	0-27441

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.

Washington, D.C. 20002-2194

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(202) 380-4000

Item 5.  Other Events.

On September 5, 2003, we filed a Prospectus Supplement with the Securities Exchange Commission (the ”SEC”) in connection with our proposed offering of 11,320,755 shares of our Class A common stock, par value $.01 per share (the “Shares”). The Prospectus Supplement for the proposed offering of Shares was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), as part of our universal shelf registration statement on Form S-3 (Reg. No. 333-89132) originally filed with the SEC on April 28, 2003.

Copies of the Purchase Agreements, each dated as of September 5, 2003, related to the offering of the Shares between our company and the investors named therein are filed as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Prospectus Supplement, dated as of September 5, 2003, related to the offering of the Shares is filed as Exhibit 99.1 to this Current Report on Form 8-K. The attached Prospectus Supplement contains updated information about us and our business set forth under the captions “Prospectus Supplement Summary—Our Business,” “Prospectus Supplement Summary—Recent Developments,” “Risk Factors,” and “Capitalization” which is incorporated herein by reference.

Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements. Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Exhibit

5.1	Opinion of Hogan & Hartson L.L.P.

10.1	Purchase Agreements, each dated as of September 5, 2003, by and between XM Satellite Radio Holdings Inc. and each of T. Rowe Price Associates, Inc., Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc.

99.1	Prospectus Supplement, dated as of September 5, 2003, to Prospectus dated April 28, 2003 of XM Satellite Radio Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: September 8, 2003	By:	/s/ Joseph M. Titlebaum
	Name:	Joseph M. Titlebaum
	Title:	Executive Vice President, General Counsel and Secretary

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